Exhibit 10.1

RESTRICTED STOCK AWARD AGREEMENT
WITH RESPECT TO COMMON STOCK OF
AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
This Restricted Stock Award Agreement (this “Agreement”), dated as of March 11, 2013, (the “Date of Grant”), is made by and between American Equity Investment Life Holding Company (the “Company”), and _________________ (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the American Equity Investment Life Holding Company 2009 Employee Incentive Plan (the “Plan”). Except where the context indicates otherwise, references to the Company shall include any successor to the Company.
WHEREAS, the Company and certain Subsidiaries have adopted the Plan under which participants may receive restricted stock awards;
WHEREAS, the Company has approved a restricted stock amount for the Participant under the Plan and, pursuant to the terms of the award, the Participant shall receive restricted shares of Common Stock (the “Restricted Stock”);
NOW, THEREFORE, in consideration for the promises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.Grant of Restricted Stock. Subject to all of the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants to the Participant _________ shares of Restricted Stock.
2.Restrictions. The Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered and shall be subject to a risk of forfeiture as described in Section 3, respectively, until such restrictions have lapsed in accordance with Section 3 hereof. Upon any attempt by the Participant to transfer any of the Restricted Stock or any rights in respect of the Restricted Stock before the lapse of such restrictions, such Restricted Stock and all of the rights related thereto, shall be immediately forfeited by the Participant without payment of any consideration. The restrictions applicable to the Restricted Stock shall lapse only in accordance with Section 3 hereof.

3.	Vesting/Forfeiture.
(a)General. Subject to Sections 3(b)-(d) below, the restrictions applicable to the Restricted Stock, as described in Section 2 hereof, shall lapse with respect to one-hundred percent (100%) of the Restricted Stock on the earlier of (i) third anniversary of the Date of Grant, and (ii) the later of (x) the date on which the Participant attains age sixty-five (65) and (y) the date on which the Participant completes ten (10) years of service with the Company or any of its Affiliates, subject, in each case, to the Participant's continued employment with the Company or any of its Affiliates on such date.

(b)Death/Disability. Notwithstanding any other provisions in this Agreement to the contrary, in the event of a termination of the Participant's employment with the Company or any of its Affiliates due to the Participant's death or Disability, the restrictions applicable to the Restricted Stock, as described in Section 2 hereof, shall lapse with respect to one-hundred percent (100%) of the Restricted Stock.
(c)Corporate Change in Control. Notwithstanding any other provisions in this Agreement to the contrary, the restrictions applicable to the Restricted Stock, as described in Section 2 hereof, shall lapse with respect to one hundred percent (100%) of the Restricted Stock immediately upon the consummation of a Corporate Change in Control.
(d)Termination for Cause. Notwithstanding any other provisions in this Agreement to the contrary if, prior to the date on which the restrictions described in Section 2 hereof have lapsed in accordance with Section 3(a), (b) or (c) above, the Participant's employment with the Company or any of its Affiliates is terminated by the Company or the relevant Affiliate or by the Participant other than as described in Section 3(a), (b) or (c) above, the Restricted Stock shall immediately be forfeited without consideration.
4.Shareholder Rights. The Participant shall be the record owner of the Restricted Stock unless and until such Restricted Stock is forfeited or sold or otherwise disposed of and, except as otherwise set forth herein, as record owner shall be entitled to all rights of a common shareholder of the Company, including, without limitation, voting rights and the right to receive dividends with respect to the Restricted Stock.
5.Legend on Certificates. Certificates evidencing the Restricted Stock awarded to the Participant hereunder shall bear such legends as the Company may determine in its sole discretion.
6.Securities Laws Requirements. The Company shall not be obligated to issue Common Stock to the Participant free of any restrictive legend described in Section 5 hereof or of any other restrictive legend, if such transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended (the "Securities Act") (or any other federal or state statutes having similar requirements as may be in effect at that time).
7.No Obligation to Register. The Company shall be under no obligation to register the Restricted Shares pursuant to the Securities Act or any other federal or state securities laws.
8.No Rights to Continued Employment. Nothing in this Agreement shall confer upon the Participant any right to remain employed by the Company or its Affiliates or shall interfere with or restrict the right of the Company and its Affiliates to terminate the Participant's employment at any time and for any reason.
9.Taxes. The Participant understands that he or she (and not the Company) shall be responsible for any tax liability that may arise with respect to the Restricted Stock granted under this Agreement. The Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes or social insurance contributions required by law to be withheld with respect to the Restricted Stock no later than the date of the event creating such tax liability. The Participant may satisfy the foregoing requirement by making a payment to the

Company in cash or, in the Committee's discretion, such amount may be paid in whole or in part by electing to have the Company retain the Participant's Shares, with the retained Shares having a value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their Fair Market Value on the date of retention or delivery.
10.Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
11.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa.
12.Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Restricted Stock and this Agreement shall be subject to all terms and conditions of the Plan and this Agreement.
13.Agreement Binding on Successors. The terms of this Agreement shall be binding upon the Participant and upon the Participant's heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees.
14.No Assignment. Notwithstanding anything to the contrary in this Agreement, neither this Agreement nor any rights granted herein shall be assignable by the Participant.
15.Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.
16.Entire Agreement. This Agreement contains the entire agreement and understanding among the parties as to the subject matter hereof.
17.Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.
18.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
19.Amendment. The Committee may amend the terms of this Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Participant hereunder without his or her consent.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

AMERICAN EQUITY INVESTMENT LIFE
HOLDING COMPANY

By:
Name:	D.J. Noble
Title:	Executive Chairman

PARTICIPANT

(Name)

CIRCULAR 230 NOTICE:  To ensure compliance with U.S. Treasury Department regulations, we advise you that any federal tax advice contained in this document was not intended or written to be used, and cannot be used, for the purpose of (i) avoiding tax-related penalties under the U.S. Internal Revenue Code or (ii) promoting, marketing or recommending to another party any tax-related matters addressed herein.